SELLING AGENT AGREEMENT

This Agreement is made as of March 10, 1999, by and between American Express Financial Advisors Inc., a Delaware corporation (the "Company"), distributor for certain registered face-amount certificates offered by IDS Certificate Company (the "Issuer"), and Securities America Inc., a Delaware corporation (the "Agent").

  I.       ACTIVITIES

           (1) During the term of this Agreement, the Agent and persons designated by it shall have the non-exclusive right to solicit applications for and to distribute those face-amount certificates issued by the Issuer that the Company may from time to time agree to permit the Agent to offer to the AgentOs clients ("Certificates"). The Agent and the Company agree to be bound by the terms of this Agreement in connection with any such offers of Certificates. Each Certificate that the Company may permit the Agent to offer shall be described in Schedules attached hereto, which Schedules may be amended or supplemented by the Company from time to time by mailing a revised Schedule to the Agent.

           (2) It is the Agent's responsibility to insure that any investments in Certificates by its clients are suitable for those clients. Therefore, the Agent shall cause applications for Certificates to be made available to its clients if the Agent, in its sole discretion, determines that such products are appropriate or suitable for its clients. The Company and the Issuer shall each have the right, in its sole discretion, to the extent not inconsistent with the Certificates, to decline to accept investments by clients of the Agent in Certificates.

           (3) The Agent agrees that all applications for Certificates shall be made in writing on forms acceptable to the Company and the Issuer; provided however, that the Agent may accept telex or telephone purchase instructions from its clients in accordance with Section V(3) hereof. Every application shall be subject to acceptance or rejection by the Issuer according to the terms thereof. The Agent shall handle applications in accordance with instructions forwarded by the Company to the Agent from time to time and shall obtain, keep on file and provide copies to the Company and the Issuer of any and all tax related documentation as required by law or requested by the Company or the Issuer from time to time. The Agent shall promptly remit to the Issuer the payment tendered with each application, such payment to be in conformity with the provisions of the Certificate for which such application is made. Prior to the

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     acceptance by the Company or the Issuer of instructions from the Agent with regard to a Certificate or prospective investment in a Certificate, the Agent shall provide the Company and the Issuer with written authorization from the owner of or prospective investor in the Certificate, as the case may be, that the Company and the Issuer may accept such instructions from the Agent in the form in which the Agent provides them.

           (4) Company reserves the right in its discretion to suspend sales or withdraw the offering of any Certificate in whole or in part, without notice. Upon notice to the Agent that the Company has so suspended sales or withdrawn an offering, or of the suspension of the effectiveness of a registration statement or amendment or that a prospectus is not on file as described below in this Section I(4), Certificates shall not be offered by the Agent under any of the provisions of this Agreement and no application for the purchase or sale of Certificates hereunder shall be accepted if and so long as the effectiveness of the current registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933 (the "1933 Act") or any applicable state securities laws or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act or any applicable state securities laws is not on file with the Securities and Exchange Commission (the "SEC") or any applicable state securities regulator, as the case may be.

           (5) The Agent and its personnel shall not make any representations concerning a Certificate except those contained in the prospectus therefor or any applicable written sales literature approved by Company in accordance with Section IV(4).

           (6) The Agent and its personnel shall be responsible for determining the suitability of each sale, and of any other transaction recommended by the Agent to one or more of its clients, and for servicing its client accounts.
                    Servicing client accounts shall include the following:

                    i) serving as the primary contact for the Agent's clients
                       and prospects regarding Certificates;
                    ii)receiving from clients and prospects and timely
                       transmitting to Company instructions as to sales, surrenders, ownership changes, term changes and other actions sought with respect to Certificates;
                   iii)answering   client   questions and inquiries regarding
                       Certificates;


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                    iv)      determining  whether the actions  sought by clients
                             concerning   Certificate    ownership,    transfer,
                             surrender and the like are legally permissible or advisable in all applicable jurisdictions;
                    v) delivering to clients in a timely fashion all of the documentation described in Section I(7) hereof; provided, however, that the Agent has received such documentation in a timely fashion; and, if the Agent has not received such documentation in a timely fashion, delivering such documentation to clients promptly after the Agent receives it;
                    vi)      keeping  and  maintaining   such  records  as
                             required pursuant to this  agreement or by law; and
                   vii) carrying out such other activities and responsibilities as are described in this Agreement and/or may be agreed to between the Agent and Company from time to time.

II.        COMPANY'S RESPONSIBILITY

           The  Company   shall   promptly   provide  the  Agent  with   current
           prospectuses, sales materials and other literature and information legally required or reasonably requested by the Agent; provided, however, that the Company and the Issuer shall not be obligated to disclose proprietary information, trade secrets or other confidential information. The Company shall arrange with the Issuer for confirmations and quarterly statements of account that identify the Agent to be sent to Certificate owners with regard to whom the Agent is entitled to compensation under Exhibit A.

III.       COMPENSATION

           The Company shall pay the Agent and the Agent accepts in full payment for its activities hereunder, compensation with respect to each Certificate as described in the Schedule(s) attached hereto. Such Schedule(s) may be amended or supplemented by the Company from time to time by mailing a revised Schedule to the Agent.

IV.        FURTHER LEGAL COMPLIANCE

          (1) This Agreement and any transaction through, or payment to, the Agent pursuant to the terms of this Agreement is conditioned on the Agent's representation to the Company and the Issuer that, as of the date of this Agreement, the Agent is, and at all times during its effectiveness the Agent will be, a registered broker-dealer under the Securities Exchange Act of 1934 and qualified under applicable state securities laws in each jurisdiction in which the Agent is required to be qualified to act as a broker-dealer in securities, and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). The Agent agrees to immediately notify the Company and the Issuer promptly in writing and immediately suspend sales of Certificates if this representation ceases to be true. The Agent agrees that it will comply with the rules of the NASD.

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           (2)     The  Company  and the  Issuer  shall  have no  obligation  or responsibility with respect to the Agent's right to sell Certificates in any state or jurisdiction. From time to time
                   the  Company   may   furnish   the  Agent  with   information
                   identifying the states and jurisdictions under the securities laws of which it is believed Certificates may be sold. The Agent shall not transact applications for Certificates in states or jurisdictions in which the Company or the Issuer indicates Certificates may not be sold.

           (3) The Agent represents and warrants that it will observe and comply with all applicable laws, rules and regulations ("Laws") with respect to the distribution, sale and servicing of the Certificates and the conduct of its business in relation thereto, including but not limited to Laws relating to currency transactions, transporting funds or monetary instruments in or out of the United States, wire transfers and other financial transactions.

           (4) The Company or the Issuer will furnish the Agent with copies of the prospectus and sales literature for each Certificate identified in a Schedule hereto, in reasonable quantities upon the Agent's request. The Agent agrees to deliver a copy of the current prospectus in accordance with the provisions of the 1933 Act to each purchaser of such a Certificate for whom the Agent acts as broker. The Company shall file sales literature and promotional material for such Certificates with the NASD and the SEC as required. The Agent may not publish or use any sales literature or promotional materials with respect to Certificates without the Company's prior review and written approval.

           (5) The Agent shall provide the Company and the Issuer with true, accurate and complete information about the Agent for inclusion in the prospectuses and periodic reports, including reports on Forms 10-K and 10-Q, of the Issuer.

V.         MISCELLANEOUS

           (1) The Agent for all purposes herein shall be deemed to be an independent contractor, and except as expressly provided or authorized in this Agreement, shall have no authority to act for, represent or bind the Company, the Issuer or its transfer agent.

           (2) Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid to the party to this Agreement entitled to receive the same, (a) if to the Company, at American Express Financial Advisors Inc., IDS Tower 10, Minneapolis, Minnesota 55440, Attn: Vice President-Assured Assets, and (b) if to the Agent, at Securities America Inc., 7100 West Center Road, Suite 500, Omaha, Nebraska 68106, Attn: Legal Department, or to such other address as either party may designate by such written notice to the other.

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           (3)      The  Agent  may at its own risk  accept  telex or  telephone purchase, withdrawal or transfer instructions from its clients in accordance with the Agent's internal procedures. All such instructions shall nevertheless be communicated in written form to the Company and shall be subject to acceptance or rejection by the Issuer.

           (4) This Agreement may be amended only by written instrument executed by both parties hereto.

           (5)      This   Agreement   may  be   executed   in  any   number  of
                    counterparts, each executed counterpart constituting an original but all together only one Agreement.

           (6) All references in this Agreement to the prospectus refer to the then current version of the relevant prospectus and include any stickers or supplements thereto.

VI.        TERMINATION

           (1) This Agreement shall continue in effect until December, 1999 and shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided.

           (2) This Agreement may be terminated without penalty by either the Company or the Agent at any time whether prior to, at or after the date hereof by giving the other party at least sixty (60) days' prior written notice of such intention to terminate.

           (3) This Agreement will terminate automatically in the event of its assignment (as defined in the Investment Company Act of 1940.)

VII.       INDEMNIFICATION

           In the event the Agent breaches any of the terms and conditions of this Agreement, the Agent shall indemnify the Company, the Issuer and their affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees) arising out of or relating to such breach. The Company and the Issuer may offset any such damages, losses, costs and expenses against any amounts due to the Agent hereunder.

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IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

                           AMERICAN EXPRESS FINANCIAL
                                  ADVISORS INC.



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                                       Print name:
                                       Title:  Vice President



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                                       Print name:
                                       Title:  Secretary


                         SECURITIES AMERICA INC.



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                                       Print name:
                                       Print title:




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                                   Schedule A
                         Effective as of March 10, 1999

1. Pursuant to Section I(1) of the Selling Agent Agreement, dated as of March 10, 1999, the Agent may offer the American Express Stock Market Certificate ("Market Certificate"), which Market Certificate bears interest that may be tied in whole or in part to any upward movement in a stock market index.

2. The Agent shall be compensated as follows on the basis of the principal amount of the Market Certificates, if the client has purchased a Market Certificate through the Agent and has not designated another selling agent, distributor or servicing agent for the account, or if the client has designated the Agent as selling agent or servicing agent for the account, or if the Company, the Issuer and the Agent agree in writing that the Agent should be compensated with regard to the client's Market Certificate account.

         The Agent shall receive a sales commission equal to 0.80% per term of the principal amount of each such Market Certificate and shall receive marketing support fees and other compensation equal to 0.10% of the principal amount of each such Market Certificate. For the purposes of this Schedule A, "principal amount" shall be equal to the amount invested, plus additional investments and interest when credited to the account but less withdrawals and penalties.

         Provided, however, that no payment shall be made to the Agent, or to any other selling agent or distributor (except the Company) with whom the Company or the Issuer has a selling agent or distribution agreement, of compensation as to which the Company or the Issuer has actually received at its principal office written notice of a competing claim to such compensation from the Agent or such a selling agent or distributor, until the parties disputing the payment resolve their dispute or such payment is ordered by a court, panel of arbitrators, or similar authority with jurisdiction over the matter.

         The Agent shall be paid quarterly in arrears, so that the Agent shall be paid after the end of each of the first three quarterly anniversaries of the beginning of each one-year term and then after the end of each such term. Compensation shall be calculated on a 90 day per term quarter basis; provided, however, that compensation shall not be earned during any period in which the Market Certificate is earning only interim interest. Notwithstanding the foregoing, during any term in which a client is receiving fixed interest, if she/he elects to again participate in the market, the fee shall be prorated for such partial quarter and paid after the client's new term begins.

3. The compensation payable to the Agent for term quarters, or prorated quarters, as the case may be, ending during any given calendar month shall be aggregated and paid to the Agent in a lump sum within 15 days after each calendar month end.